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                                                                  Exhibit 10.13

                            First Amendment to
         Rayonier Inc. Excess Savings and Deferred Compensation Plan


Section 4.6 of the Rayonier Inc. Excess Savings and Deferred Compensation Plan hereby is amended, effective as of January 1, 1997, to read in its entirety as follows:

"4.6 Adjustment to Accounts

As of each Valuation Date, the Excess Base Salary Deferral Account and the Bonus Deferral Account of each Participant shall be credited or debited on the books of the Company with a gain or loss equal to the adjustment that would be made if assets equal to each such Account had been invested with a rate of return equal to the rate of return of 10-Year Treasury Notes (adjusted monthly) plus 1.5 percent. As of each Valuation Date, the Excess Savings Account of each Participant shall be credited or debited on the books of the Company with a gain or loss equal to the adjustment that would be made if assets equal to such Account had been invested in Fund C, as described in section 6.1 of the Qualified Plan, or in any successor to Fund C."

Dated: January 14,1997


John P. O'Grady
Senior Vice President
Administration